Exhibit H

FUND SERVICES AGREEMENT

AGREEMENT made this 1st day of May, 2002, by Aegis Value Fund, Inc. (the "Fund") and BGB Fund Services, Inc. (the "Manager").

WHEREAS, the Fund is an open-end investment company organized as a Maryland Corporation and consists of one or more separate investment portfolios as may be established and designated from time to time (the "Portfolios"); and

WHEREAS, the Fund engages in the business of investing and reinvesting the assets of the Portfolios in the manner and in accordance with the investment objectives and policies specified in the currently effective Prospectus and Statement of Additional Information (the "Prospectus") relating to the Portfolios included in the Fund's Registration Statement, as amended from time to time, filed by the Fund under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933; and

WHEREAS, the Fund wishes to utilize the services of the Manager as described below with respect to each of the Portfolios;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

    Appointment. The Fund hereby appoints the Manager to provide the mutual fund shareholder and management-related services specified in this Agreement, and the Manager hereby accepts such appointment.

    Services to be Provided.

      The Manager shall supervise the business and affairs of the Portfolios and shall provide or procure such shareholder-related services for the Portfolios as are deemed reasonably necessary for the continued operation of the Portfolios. Subject to the foregoing, in providing the services contemplated hereunder, the Manager shall: (1) coordinate with the Portfolios' custodian and monitor the services it provides to the Portfolios; (2) coordinate with and monitor any other third parties furnishing services to the Portfolios, including, but not limited to, the independent auditors, legal counsel, and such other service providers to the Portfolios as may be utilized or required from time to time; (3) provide or procure all shareholder services as are required by the Portfolios; (4) provide or procure all transfer agency services and registrar services as are required by the Portfolios; (5) maintain or supervise the maintenance by third parties of such books and records of the Portfolios as may be required by applicable Federal or state law, rule or regulation; and (6) take such other action with respect to the Portfolios and their shareholders, as may be required by applicable law, including without limitation the rules and regulations of the Securities and Exchange Commission (the "SEC") and of state securities commissions and other regulatory agencies.

      The Manager may retain third parties to provide these services to the Fund, at the Manager's own cost and expense. The Manager shall make periodic reports to the Fund's Board of Directors on the performance of its obligations under this Agreement.

    Expenses of the Fund. Except as provided in paragraph 2 or as provided in any separate agreement between the Fund and the Manager, the Portfolios shall be responsible for all of their expenses and liabilities.

    Fees. In consideration of the services to be rendered by the Manager under the terms of this Agreement, each Portfolio shall pay a monthly fee on the first business day of each month, based on the average daily value (as determined on each business day at the time set forth in the Prospectus of the Portfolio for determining net asset value per share) of the net assets of the Portfolio during the preceding month at the annual rate set forth opposite the name of such Portfolio as provided on Schedule A hereto.

    For purposes of calculating the monthly fees, the value of the net assets of a Portfolio shall be computed in the manner specified in the Portfolio's Prospectus for the computation of net asset value. For purposes of this Agreement, a "business day" is any day on which the New York Stock Exchange is open for trading.

    Ownership of Records. All records required to be maintained and preserved by the Portfolios pursuant to the provisions or rules or regulations of the SEC under Section 31(a) of the 1940 Act and maintained and preserved by the Manager on behalf of the Portfolios are the property of the Portfolios and shall be surrendered by the Manager promptly on request by the Portfolios; provided, that the Manager may at its own expense make and retain copies of any such records.

    Standard of Care and Indemnification. The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. So long as the Manager acts in good faith and with due diligence and without negligence, the Fund shall indemnify the Manager against and hold it harmless from any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the bad faith or negligence of the Manager, and arising out of, or in connection with, its duties hereunder.

    In addition, the Manager shall indemnify the Fund against and hold it harmless from any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the bad faith or negligence of the Fund, and arising out of, or in connection with, its duties hereunder.

    The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provisions contained herein shall apply, however, it is understood that if in any case the indemnifying party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to indemnify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present that probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder.

The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party so elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the indemnifying party and satisfactory to the other party, whose approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the indemnifying party does not elect to assume the defense of a suit, it will reimburse the other party for the reasonable fees and expenses of any counsel retained by the other party.

    Duration and Termination. This Agreement shall become effective on the date first written above and shall continue in effect, unless sooner terminated as provided herein, for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) a vote of the "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time, by either party, without payment of any penalty, on not more than thirty (30) days' written notice to the other party. This Agreement will be terminated automatically in the event of its assignment (as defined in the 1940 Act).

    Services to Other Clients. Nothing herein contained shall limit the freedom of the Manager or any affiliated person of the Manager to render investment supervisory and administrative services to other investment companies, to act as investment adviser or fund services agent to other persons, firms or corporations, or to engage in other business activities.

    Miscellaneous.

      This Agreement shall be construed in accordance with the laws of the State of Maryland, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

      The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

AEGIS VALUE FUND, INC.

By: ___________________________

Name: _________________________

Title: __________________________

BGB FUND SERVICES, INC.

By: ___________________________

Name: _________________________

Title: __________________________

SCHEDULE A

TO THE FUND SERVICES AGREEMENT BETWEEN

AEGIS VALUE FUND, INC. AND BGB FUND SERVICES, INC.

Portfolio:	Fee Rate*
Aegis Value Fund	0.25%

________

* As a percentage of average daily net assets.